Exhibit 99.1

10855 Dover St., Suite 1000
Westminster, CO 80021
www.swat-systems.com

NEWS RELEASE

SWAT contacts:

Media: Heather Black 303-952-3434	Investors: Greg Pusey 303-722-4008

SECURITY WITH ADVANCED TECHNOLOGY REPORTS INDEPENDENT AUDITORS’ GOING CONCERN QUALIFICATION

WESTMINSTER, Colo., April 20, 2007 — Security With Advanced Technology, Inc. (Nasdaq: SWAT and SWATW), a leading provider of security products and services, today announced that its financial statements for the year ended December 31, 2006, which were included in its Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2007, contained a going concern qualification from its independent auditors, GHP Horwath, P.C. This announcement is being made to comply with Nasdaq Marketplace Rule 4350(b)(1)(B), which requires separate disclosure of receipt of an audit opinion that contains a going concern qualification. This announcement does not represent any change or amendment to SWAT’s financial statements or to its Annual Report of Form 10-KSB. Further information regarding the going concern qualification is contained in SWAT’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

About Security With Advanced Technology, Inc.

Security With Advanced Technology, Inc. is a leading provider of high-tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions.  SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments.  For additional information, visit www.swat-systems.com or call the corporate headquarters at (800) 498-7965.  Information on our website does not comprise a part of this press release.

Forward-Looking Statement

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including risks associated with the uncertainty of the company’s future financial performance and results, additional financing requirements and the effect of general economic and business conditions. Additional risks and forward looking statements are set forth from time to time in the Company’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and other filed reports. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

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